Exhibit 99.1

FOR IMMEDIATE RELEASE:

GWG Holdings, Inc. Announces First Quarter Financial Results

Minneapolis, MN (May 12, 2015) – GWG Holdings, Inc. (NASDAQ: GWGH) (“GWG” or the “Company”), a specialty finance company and leader in the life insurance secondary market today announced financial results for the three months ending March 31, 2015.

Highlights

●	Reports basic earnings of $0.62 per share for the first quarter of 2015
●	Recognized $29.4 million of gross policy benefits in 2015 through May 11, 2015
●	Reports $46.7 million of gross policy benefits recognized in the twelve months ending March 31, 2015
●	Reports senior credit facility three-year renewal extension with enhanced terms
●	Reports total liquidity position of $92.7 million – cash, insurance receivables plus senior lending facility availability – at May 11, 2015
●	Reports significant expansion of the network of financial advisors offering the Company’s products and services

Three Months Ended March 31, 2015

Total net income attributable to common shareholders was $3.6 million or $0.62 and $0.46 per basic and fully diluted share, respectively, for the three months ended March 31, 2015, compared to a net loss of $2.0 million, or $0.44 per basic and fully diluted share, for the same period in 2014. The weighted average basic and fully diluted shares outstanding for the quarter was 5.8 million and 7.9 million, respectively.

Gross revenue for the quarter increased 205% versus the same period in 2014 to $16.8 million driven by the recognition of $28.6 million gross policy benefits in the period. Total expenses for the quarter ending March 31, 2015 were $11.0 million versus $8.4 million for the same period one year ago. The increase was driven mainly by interest expense relating to the Company’s L Bond offering.

“Overall, the performance in the first quarter of 2015 was what we would expect to occur due to the continued growth and maturation of the Company’s portfolio of life insurance policies,” said Bill Acheson, GWG Holdings, Inc.’s Chief Financial Officer. Acheson continued, “The Company’s financial and liquidity condition is very strong and positions GWG to take advantage of the incredible growth opportunity in providing compelling value to seniors who no longer want, need or can afford their life insurance.”

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“GWG’s strategy of partnering with independent financial advisors to bring value added financial solutions to the marketplace is paying off,” said Jon Sabes, GWG Holdings, Inc.’s Chief Executive Officer. “We have a unique suite of products and services designed to serve the huge and growing need for post-retirement financial services and we have the distribution capability of a nationwide network of trusted, independent financial advisors who deliver these products and services in a transparent, thoughtful, valued-added approach,” continued Mr. Sabes.

“The benefits of the Company’s products and services – whether the unique performance of our non-correlated fixed income investment offerings or the unmatched consumer value proposition of a senior life settlement transaction – are gaining recognition across the financial marketplace,” stated Michael Freedman, GWG Holdings, Inc.’s President. “GWG is uniquely positioned to help the fastest growing demographic in the United States to address their most pressing financial needs and we have the business model and financial resources to continue to execute,” continued Mr. Freedman.

Life Insurance Portfolio Highlights

Life Insurance Portfolio Summary

Total face value of policy benefits	$754,942,000
Average face value per policy	$2,577,000
Average face value per insured life	$2,817,000
Average age of insured (yrs.) *	82.9
Average life expectancy estimate (yrs.) *	6.48
Total number of Policies	293
Number of unique lives	268
Gender	68% Males; 32% Females
Number of Smokers	3
Largest policy as % of total portfolio	1.32%
Average policy as % of total portfolio	0.34%
Average Annual Premium as % of face value	3.35%

* Averages presented in the table are weighted averages.

Distribution of Policy Benefits by Current Age of Insured

Min Age	Max Age	Policy Benefits	Weighted Average Life Expectancy (yrs.)	Distribution
90	95	35,497,000	3.06	4.70%
85	89	227,191,000	4.92	30.09%
80	84	275,133,000	6.90	36.44%
75	79	175,198,000	8.02	23.21%
70	74	31,767,000	9.27	4.21%
65	69	$10,156,000	7.06	1.35%
Total		$754,942,000	6.48	100.00%

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Distribution of Policies by Current Age of Insured

Min Age	Max Age	Policies	Weighted Average Life Expectancy (yrs.)	Distribution
90	95	16	3.06	5.16%
85	89	95	4.92	31.96%
80	84	98	6.90	34.36%
75	79	58	8.02	19.59%
70	74	18	9.27	6.87%
65	69	8	7.06	2.06%
Total		293	6.48	100.00%

For the dates set forth below, the following table illustrates the total amount of face value of policy benefits owned, the trailing twelve months of life insurance policy benefits recognized and premiums paid on our portfolio. The trailing 12-month benefits/premium coverage ratio indicates the ratio of policy benefits recognized to premiums paid over the trailing 12-month period from our portfolio of life insurance policies.

Life Insurance Portfolio Cash Flow vs Premium Payments

As of Date	Portfolio Face Amount	12-Month Trailing Benefits Recognized	12-Month Trailing Premiums Paid	12-Month Trailing Benefits/Premium Coverage Ratio
March 31, 2012	$482,455,000	$4,203,000	$14,977,000	28.06%
June 30, 2012	489,255,000	8,703,000	15,412,000	56.47%
September 30, 2012	515,661,000	7,833,000	15,837,000	49.46%
December 31, 2012	572,245,000	7,350,000	16,597,000	44.28%
March 31, 2013	639,755,000	11,350,000	18,044,000	62.90%
June 30, 2013	650,655,000	13,450,000	19,182,000	70.11%
September 30, 2013	705,069,000	18,450,000	20,279,000	90.98%
December 31, 2013	740,648,000	16,600,000	21,733,000	76.38%
March 31, 2014	771,940,000	12,600,000	21,930,000	57.46%
June 30, 2014	784,652,000	6,300,000	22,598,000	27.88%
September 30, 2014	787,964,000	4,300,000	23,121,000	18.60%
December 31, 2014	779,099,000	18,050,000	23,265,000	77.58%
March 31, 2015	754,942,000	46,675,000	23,786,000	196.23%

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About GWG Holdings, Inc.

GWG Holdings, Inc. (NASDAQ: GWGH) is a specialty finance company and leader in the life insurance secondary market. GWG, through its subsidiaries, purchases life insurance policies from seniors who no longer want, need or can afford their policies.  Since 2006, GWG has purchased more than $1.7 billion in life insurance policy benefits and paid seniors over $283 million for their policies – approximately $266 million more than the surrender or lapse value offered by insurance carriers. GWG’s strategy is to originate and manage a diverse portfolio life insurance policies that generate yields that exceed the costs to finance the policies (in aggregate). GWG finances the purchase and maintenance of a portfolio of policies primarily through a fixed income alternative investment product that is offered through independent broker-dealers and registered investment advisors nationwide. GWG’s goal is to generate financial returns for GWG’s investors and shareholders while providing valuable post-retirement financial solutions to seniors.

For more information about GWG, email info@gwglife.com or visit www.gwglife.com.

Contact

GWG Holdings, Inc.
Lara Anderson, Director of Communications

Tel: (612) 746-1941

Email: landerson@gwglife.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance, our ability to avail ourselves of market opportunities, the efficacy of our business model, our ability to successfully execute on our business model and our understanding of the recognition of our investment product and service offerings to investors and insured persons, respectively. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission, specifically including our registration statement on Form S-1 filed on March 13, 2015 and May 5, 2015, and any amendments and post-effective amendments thereto. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(unaudited)
A S S E T S
Cash and cash equivalents	$36,190,527	$30,662,704
Restricted cash	11,333,617	4,296,053
Investment in life settlements, at fair value	278,395,047	282,883,010
Policy benefits receivable	19,640,000	1,750,000
Other assets	5,753,383	3,478,762
TOTAL ASSETS	$351,312,574	$323,070,529

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y (DEFICIT)

LIABILITIES
Revolving credit facility	$72,161,048	$72,161,048
Series I Secured notes payable	26,498,511	27,616,578
L Bonds	205,038,330	182,782,884
Interest payable	11,404,195	11,128,519
Accounts payable and accrued expenses	2,886,070	1,718,009
Deferred taxes, net	7,455,806	5,273,555
TOTAL LIABILITIES	325,443,960	300,680,593

STOCKHOLDERS’ EQUITY (DEFICIT)

CONVERTIBLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares issued and outstanding 2,765,281; liquidation preference of $20,740,000 and $20,542,000, respectively)	20,712,073	20,527,866

COMMON STOCK
(par value $0.001: shares authorized 210,000,000; 5,870,193 shares issued and outstanding on both March 31, 2015 and December 31, 2014)	5,870	5,870
Additional paid-in capital	16,290,266	16,527,686
Accumulated deficit	(11,139,595)	(14,401,486)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	25,868,614	22,389,936

TOTAL LIABILITIES & EQUITY (DEFICIT)	$351,312,574	$323,070,529

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31, 2015	March 31, 2014
	(unaudited)
REVENUE
Gain on life settlements, net	$16,783,409	$5,516,205
Interest and other income	49,296	7,367
TOTAL REVENUE	16,832,705	5,523,572

EXPENSES
Employee compensation and benefits	1,727,917	968,746
Legal and professional fees	578,144	325,298
Interest expense	7,716,534	6,326,548
Other expenses	1,478,848	759,008
TOTAL EXPENSES	10,961,443	8,379,600

INCOME BEFORE INCOME TAXES	5,871,262	(2,856,028)
INCOME TAX EXPENSE (BENEFIT)	2,609,371	(954,858)

NET INCOME (LOSS)	3,261,891	(1,901,170)
Loss (income) attributable to preferred shareholders	(353,155)	(125,714)
INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$3,615,046	$(2,026,884)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.62	$(0.44)
Diluted	$0.46	$(0.44)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,870,193	4,562,000
Diluted	7,940,645	4,562,000

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